Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 16, 2015 relating to the financial statements of Wayne Farms LLC (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the basis of presentation in the financial statements) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Historical Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 16, 2015